Exhibit 99.1

GLEACHER & COMPANY REPORTS FOURTH QUARTER

AND YEAR END 2012 FINANCIAL RESULTS

Company Announces Sale of ClearPoint

Company Concludes Formal Strategic Review

NEW YORK, N.Y., February 15, 2013 — Gleacher & Company, Inc. (Nasdaq: GLCH) today reported net revenues of $50.9 million, net loss from continuing operations of ($11.5) million, or ($10.8) million on a non-GAAP basis, and diluted loss per share of ($0.10), or ($0.09) on a non-GAAP basis for the quarter ended December 31, 2012.  The Company also announced that it has entered into an agreement with Homeward Residential, Inc., a wholly owned subsidiary of Ocwen Financial Corporation (NYSE: OCN) pursuant to which Homeward will purchase substantially all of the assets of ClearPoint.  Finally, having considered a range of opportunities during its previously announced strategic review, including partnering with one or more equity investors, strategic acquisitions and divestitures, and business combinations, the Company determined that the available opportunities were not in the best interests of Gleacher’s stockholders at this time.

Highlights

•                  FY2012 dominated by restructuring the management team and compensation methodologies, and a review of strategic alternatives.  The Company suffered a natural interruption in revenue generation as a result of those actions.

•                  Q4 results benefitted by performance in Investment Banking and Credit Products; MBS & Rates suffered from weaker sales volumes.

•                  ClearPoint entered into an agreement to sell substantially all of its assets to Homeward.

•                  Company concludes formal strategic review.

•                  The Board of Directors renewed the Company’s stock repurchase program, authorizing up to $10 million in stock repurchases.

Thomas Hughes, Chief Executive Officer, said, “We accomplished a great deal during the course of 2012, and I believe we are better positioned to begin sustained growth and profitability.  We have assembled a management team and producers who possess deep experience serving clients in the product efforts that comprise our strategy.  We have revamped our compensation methodologies in an effort to achieve our stated goal of a 60% compensation to revenue ratio in the coming years.  And we have entered into an agreement to sell ClearPoint in a transaction that we expect will close in the first quarter.”

Mr. Hughes continued, “While the revenue decline in MBS & Rates has been natural in the face of all of our restructuring efforts in that business, we are not satisfied with those results.  However, we recruited outstanding talent in this Business Unit, we believe our ability to serve customers in this product segment is strong, and once we have fully integrated our Rangemark capabilities with Sales & Trading, our customer interface will be even more compelling.  We are pleased with our performance in Investment Banking and Credit Products.  Our Real Estate Finance team now ranks #1 in M&A transactions executed for REITs, and our Credit Products business grew its market share throughout 2012.”

Mr. Hughes, commenting on the strategic review, said, “Assisted by our financial advisor, we looked at a wide variety of strategic transactions, including merger, acquisition and business combinations.  Although we did not believe any proposal we received during the process adequately reflected Gleacher’s value, we will, as before, be opportunistic in considering value-building strategic initiatives that may accelerate our growth and improve stockholder returns.  That said, we made significant strategic progress during the course of the year, we believe in our business strategy and in the capabilities of our team, and we intend to continue our business expansion and fortify our brand.”

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except for per share amounts)	2012	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net revenues	$50,876	$43,330	$61,240	$203,595	$261,172
Pre-tax loss from continuing operations	(11,293)	(5,024)	(236)	(53,353)	(61,877)
Net (loss)/income from continuing operations	(11,486)	(2,801)	1,765	(77,955)	(64,084)
Discontinued operations, net of taxes	224	33	383	265	(18,040)

Non-GAAP pre-tax (loss)/income from continuing operations*	(10,590)	(5,059)	n/a	(28,939)	20,267
Non-GAAP net (loss)/income from continuing operations*	(10,783)	(2,821)	n/a	(24,397)	12,132

(Loss)/earnings per share:
Diluted - continuing operations	$(0.10)	$(0.02)	$0.01	$(0.66)	$(0.52)
Diluted - continuing operations (Non-GAAP)*	(0.09)	(0.02)	n/a	(0.21)	0.09

*Designates non-GAAP financial results.  A reconciliation of the Company’s GAAP results to non-GAAP financial results is set forth below under the caption “Non-GAAP Financial Results.”

The Company has included in this press release “non-GAAP financial results.”  A non-GAAP financial result is a numerical measure of financial position or results of operations that includes amounts that are excluded, or excludes amounts that are included, in the most directly comparable result calculated and presented in accordance with generally accepted accounting principles (“GAAP”).

In the financial data included in this press release, the items for which the Company adjusted its GAAP results consist of the following:

•                  legal, consulting and advisory costs incurred in connection with our strategic review process during the second, third and fourth quarter of 2012,

•                  impairment of goodwill and intangibles recorded during the second quarter of 2012 and the third quarter of 2011, as well as other non-compensation expenses incurred in connection with the Investment Banking realignment in the third quarter of 2011,

•                  the change in the valuation allowance on the deferred tax assets, initially established in the second quarter of 2012,

•                  severance expense recorded during the first quarter of 2012 (partially reversed in the third quarter of 2012) and third quarter of 2011,

•                  compensation expense related to the resignation of the former interim CEO in the second quarter of 2011, and

•                  the bargain purchase gain related to the ClearPoint acquisition in the first quarter of 2011.

For detailed information on the adjustments made, and a reconciliation of the non-GAAP financial results included in this press release to the most directly comparable GAAP financial metrics, refer to

“Non-GAAP Financial Results” below.  While the Company believes that the non-GAAP financial results included herein are instructive, they should only be considered together with their corresponding GAAP financial metrics.

Business Segment Results (including Non-GAAP results)

	Three Months Ended				Years Ended
	December 31,	September 30,		December 31,	December 31,		December, 31
(In thousands of dollars)	2012	2012		2011	2012		2011
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)		(Unaudited)

Net revenues:
Investment Banking	$12,680	$1,499		$2,936	$27,442		$26,611
MBS & Rates	6,081	8,943		14,668	40,637		103,857
Credit Products	16,039	18,804		20,019	74,432		71,056
ClearPoint	13,615	12,899		20,815	53,375		46,924
Net revenues - operating segments	48,415	42,145		58,438	195,886		248,448
Other	2,461	1,185		2,802	7,709		10,394	*
Total	$50,876	$43,330		$61,240	$203,595		$258,842	*

Pre-tax (loss)/income from continuing operations:
Investment Banking	$2,061	$(257)		$(1,249)	$4,576		$4,584	*
MBS & Rates	(5,434)	1,814		3,465	127		33,120
Credit Products	(795)	2,619	*	3,400	4,070	*	9,738
ClearPoint	(13)	(524)		(779)	(5,891)		(3,686)
Pre-tax (loss)/income - operating segments	(4,181)	3,652	*	4,837	2,882		43,756	*
Other	(6,409)*	(8,711	)*	(5,073)	(31,821	)*	(23,489	)*
Total	$(10,590)*	$(5,059	)*	$(236)	$(28,939	)*	$20,267	*

*Designates non-GAAP financial results.  A reconciliation of the Company’s GAAP results to its non-GAAP financial results is set forth below under the caption “Non-GAAP Financial Results.”

Investment Banking

Net revenues were $12.7 million for the quarter ended December 31, 2012, an improvement of $11.2 million compared to the third quarter of 2012 and $9.7 million compared to the fourth quarter of 2011.  Net revenues also slightly improved year-over-year and were $27.4 million for the year ended December 31, 2012, compared to the prior year of $26.6 million.

The composition of the division’s investment banking revenues was as follows:

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands)	2012	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Advisory	$12,636	$914	$2,936	$24,332	$20,954
Capital Markets	44	585	—	3,110	5,657
Total:	$12,680	$1,499	$2,936	$27,442	$26,611

MBS & Rates

Net revenues were $6.1 million for the quarter ended December 31, 2012, a decline of $2.9 million and $8.6 million compared to the third quarter of 2012 and fourth quarter of 2011, respectively.  The market environment proved challenging for the division, which experienced reduced sales and trading revenues on lower spreads and market volatility.  These declines were partially offset by higher net interest income due to higher average inventory levels when compared to the third quarter of 2012, as net interest income was $7.5 million in the fourth quarter of 2012 compared to $4.0 million in the third quarter of 2012 (net interest income was $13.3 million in the fourth quarter of 2011).  Revenues for the third quarter of 2012 also included approximately $0.7 million of other revenue, related to the clawback of certain stock-based compensation grants of former employees which were subject to non-competition and/or other forfeiture provisions.

Net revenues of $40.6 million for the year ended December 31, 2012, declined by $63.2 million compared to the prior year.  This was largely attributable to the previously reported leadership transition and accompanying turnover experienced during the second and third quarter of 2012, resulting in a repositioning and rebuilding of the division which is substantially complete. In addition, the division recognized lower net interest income year-over-year on lower average inventory levels and the prior year also includes non-agency asset-backed securities gains of approximately $26.5 million.

Credit Products

Net revenues were $16.0 million for the quarter ended December 31, 2012, a decline of $2.8 million compared to the third quarter of 2012 and $4.0 million compared to the fourth quarter of 2011.  The declines were primarily due to lower commissions and principal transaction revenues due to spreads tightening, which was partially offset by higher volumes.

Net revenues of $74.4 million for the year ended December 31, 2012 improved by $3.4 million compared to the prior year, due to higher volumes and an expanded product profile, partially offset by spread compression.

ClearPoint

Net revenues were $13.6 million for the quarter ended December 31, 2012, an increase of $0.7 million compared to the third quarter of 2012 due to improved pricing margins, and a decline of $7.2 million compared to the fourth quarter of 2011 on lower volumes.  Net revenues during the fourth and third quarter of 2012 reflect limits placed on ClearPoint’s daily average loan commitments to a level aligned with its distribution capabilities.

Net revenues for the year ended December 31, 2012 were $53.4 million, an improvement of $6.5 million compared to the prior year.  This increase was due to higher daily loan commitments primarily arising in the first quarter of 2012, prior to the implementation of the previously mentioned limits, coupled with lower daily average loan commitments in the prior year, as the division’s operations had commenced on January 3, 2011.

Subsequent to the liquidity constraints experienced during the first half of 2012, the division has been managed to operate at or near break-even levels.  On February 14, 2013, the Company entered into an agreement to sell substantially all of ClearPoint’s assets to Homeward Residential, Inc., and we expect the transaction to close in the first quarter of 2013.  The Company estimates it will recognize a loss of approximately $5.0 million in connection with this disposition.

ClearPoint will be reclassified as a discontinued operation in the first quarter of 2013.

Other

Net revenues were $2.5 million for the quarter ended December 31, 2012, an improvement of $1.3 million compared to the third quarter of 2012 and a decline of $0.3 million compared to the fourth quarter of 2011.  Changes in net revenues are primarily related to changes in value of the Company’s FATV investment.

Consolidated Compensation and Benefits Expenses (including Non-GAAP results)

Compensation and benefits expense was $41.6 million for the fourth quarter of 2012, an increase of $16.0 million ($14.7 million on a non-GAAP basis) compared to compensation and benefits expense in the third quarter of 2012, and $8.1 million compared to compensation and benefits expense in the fourth quarter of 2011.

Our compensation ratio from continuing operations was 81.7% for the fourth quarter of 2012, compared to 58.9% for the third quarter of 2012 (62.0% on a non-GAAP basis) and 54.7% for the fourth quarter of 2011.  The Company’s compensation as a percentage of net revenue when compared to the third quarter of 2012 was significantly influenced by the Company’s decision to pay year-end bonus compensation primarily in the form of cash.  In making this determination, the Company considered a variety of factors including the significant discount to which the Company’s stock trades in relation to its book value.  Compensation expense for the fourth quarter of 2012 was also impacted by approximately $0.9 million of retention payments made to certain key employees as a result of general uncertainties stemming from the strategic review process and $1.2 million of compensation guarantees principally incurred in the MBS & Rates division in connection with the division’s rebuild.

The Company’s compensation and benefits as a percentage of net revenues was 70.4% (70.3% on a non-GAAP basis) for the year ended December 31, 2012, compared to 62.2% (61.4% on a non-GAAP basis) for the prior year.  The disparity between the ratios year-over-year is directly related to the lower net revenues, as well as the Company’s election to pay primarily cash compensation in the current year, compared to a mix of cash and stock in the prior year.

Consolidated Non-Compensation Expenses (including Non-GAAP results)

Non-compensation expenses were $20.6 million for the fourth quarter of 2012 ($19.9 million on a non-GAAP basis), compared to $22.8 million for the third quarter of 2012 ($21.5 million on a non-GAAP basis) and $28.0 million for the fourth quarter of 2011.  Included within non-compensation expenses are ClearPoint broker fees and loan processing fees of $9.3 million, $9.4 million and $16.0 million for the fourth quarter of 2012, third quarter of 2012 and fourth quarter of 2011, respectively, driven by the level of ClearPoint loan commitment volumes in each respective period.

Non-GAAP non-compensation expenses excludes legal, consulting and advisory fees incurred in connection with our strategic alternatives process of $0.7 million, $1.3 million and $3.0 million for the fourth quarter and third quarter of 2012 and year ended December 31, 2012, respectively.

Provision for Income Taxes

Fourth Quarter 2012

The Company’s effective income tax rate from continuing operations for the three months ended December 31, 2012 was negative 1.7%, resulting in income tax expense of approximately $0.2 million.  The income tax expense is primarily attributable to an increase in the deferred tax asset valuation allowance and provision to return tax adjustments.

Year Ended 2012

The Company’s effective income tax rate from continuing operations for the year ended December 31, 2012 was negative 46.1%, resulting in income tax expense of approximately $24.6 million.  The abnormal tax rate differs from the federal statutory tax rate of 35% primarily due to the establishment of a valuation allowance against substantially all of the Company’s deferred tax assets (negative 61%) in the second quarter of 2012, as well as the non-deductible discrete item attributable to the write-off of goodwill (negative 14%) and tax expense associated with stock-based compensation shortfalls (negative 6%).

Discontinued Operations

The Company has classified the results of its Equities segment as discontinued operations due to the Company’s decision to exit the business on August 22, 2011.  Results of these discontinued operations are presented in the following table:

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands)	2012	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$—	$11	$269	$54	$13,064
Total expenses (excluding interest)	(224)	(22)	7	(349)	38,808 *
Income/(loss) from discontinued operations before income taxes	224	33	262	403	(25,744)
Income tax (benefit)/expense	—	—	(121)	138	(7,704)
Income/(loss) from discontinued operations, net of taxes	$224	$33	$383	$265	$(18,040)

*Included within the table above for the year ended December 31, 2011 is a goodwill and intangible impairment charge of approximately $14.3 million and a restructuring charge of $7.1 million.

Non-GAAP Financial Results

The Company has included in this press release certain financial metrics that were not prepared in accordance with accounting principles generally accepted in the United States.  These non-GAAP financial results, which include presentations of net revenues, compensation and benefits, non-compensation expenses, income before income taxes from continuing operations, provision for income taxes, net income from continuing operations, compensation expense ratios, pre-tax margin, return on average tangible equity and diluted earnings per share, are presented as an additional aid in understanding and analyzing the Company’s financial results for the quarters ended December 31, 2012, September 30, 2012, and December 31, 2011 and the years ended December 31, 2012 and 2011.  Specifically, the Company believes that the non-GAAP results provide useful information by excluding certain items that may not be indicative of the Company’s core operating results or business outlook and also to emphasize information that the Company believes is important in understanding the Company’s performance.  These non-GAAP amounts exclude items reflected as adjustments within the “Reconciliation of GAAP to Non-GAAP Income from Continuing Operations” table below.  The Company believes these non-GAAP results will allow for a better evaluation of the operating performance of the Company’s business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior periods and future periods.  References to these non-GAAP results should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A limitation of utilizing these non-GAAP financial results is that the GAAP accounting effects of these excluded items do in fact reflect the underlying financial results of the Company’s business, and these effects should not be ignored in evaluating and analyzing its financial results.  Therefore, the Company believes that non-GAAP results should always be considered together with their corresponding GAAP results.

Reconciliation of GAAP to Non-GAAP (Loss)/Income from Continuing Operations

	Three Months Ended December 31, 2012					Three Months Ended December 31, 2011
	(Unaudited)					(Unaudited)
(Dollars in thousands, except per share amounts)	GAAP	Adjustments		Non-GAAP		GAAP	Adjustments	Non-GAAP

Net revenues:	$50,876	$—		$50,876		$61,240	$—	$61,240

Expenses (excluding interest):
Compensation and benefits	41,554	—		41,554		33,478	—	33,478
Non-compensation expenses	20,615	(703	)(1)	19,912		27,998	—	27,998
Total expenses (excluding interest)	62,169	(703)		61,466		61,476	—	61,476

(Loss)/income from continuing operations before income taxes	(11,293)	703		(10,590)		(236)	—	(236)
Provision for income taxes	193	—	(2)	193		(2,001)	—	(2,001)
Net (loss)/income from continuing operations	$(11,486)	$703		$(10,783)		$1,765	$—	$1,765

(Loss)/earnings per share:
Diluted - continuing operations	$(0.10)			$(0.09	)(3)	$0.01		$0.01
As a percentage of net revenues:
Compensation and benefits	81.7%			81.7%		54.7%		54.7%
(Loss)/income from continuing operations before income taxes	(22.2)%			(20.8)%		(0.0)%		(0.0)%

(1)   Represents legal, consulting and advisory fees incurred in connection with our strategic review process.

(2)   No tax provision has been reflected as the Company has provided for a valuation allowance on its deferred tax assets and has fully utilized its available net operating loss carry-back capacity.

(3)   Non-GAAP net loss from continuing operations divided by 119.0 million dilutive shares for the three months ended December 31, 2012.

Reconciliation of GAAP to Non-GAAP (Loss)/Income from Continuing Operations (Continued)

	Three Months Ended December 31, 2012					Three Months Ended September 30, 2012
	(Unaudited)					(Unaudited)
(Dollars in thousands, except per share amounts)	GAAP	Adjustments		Non-GAAP		GAAP	Adjustments		Non-GAAP

Net revenues:	$50,876	$—		$50,876		$43,330	$—		$43,330

Expenses (excluding interest):
Compensation and benefits	41,554	—		41,554		25,534	1,320	(1)	26,854
Non-compensation expenses	20,615	(703	)(2)	19,912		22,820	(1,285	)(2)	21,535
Total expenses (excluding interest)	62,169	(703)		61,466		48,354	35		48,389

(Loss)/income from continuing operations before income taxes	(11,293)	703		(10,590)		(5,024)	(35)		(5,059)
Provision for income taxes	193	—	(3)	193		(2,223)	(15	)(4)	(2,238)
Net (loss)/income from continuing operations	$(11,486)	$703		$(10,783)		$(2,801)	$(20)		$(2,821)

Loss per share:
Diluted - continuing operations	$(0.10)			$(0.09	)(5)	$(0.02)			$(0.02)
As a percentage of net revenues:
Compensation and benefits	81.7%			81.7%		58.9%			62.0%
Loss from continuing operations before income taxes	(22.2)%			(20.8)%		(11.6)%			(11.7)%

(1)         Represents the reversal of previously accrued severance expense (of which $1.0 million is non-cash stock-based compensation).

(2)         Represents legal, consulting and advisory fees incurred in connection with our strategic review process.

(3)         No tax provision has been reflected as the Company has provided for a valuation allowance on its deferred tax assets and has fully utilized its available net operating loss carry-back capacity.

(4)         The statutory income tax rate of 43.6% differs from the federal statutory rate of 35% due to state and local taxes.

(5)         Non-GAAP net loss from continuing operations divided by 119.0 million dilutive shares for the three months ended December 31, 2012.

Reconciliation of GAAP to Non-GAAP (Loss)/Income from Continuing Operations (Continued)

	Year Ended December 31, 2012					Year Ended December 31, 2011
	(Unaudited)					(Unaudited)
(Dollars in thousands, except per share amounts)	GAAP	Adjustments		Non-GAAP		GAAP	Adjustments		Non-GAAP

Net revenues:	$203,595	$—		$203,595		$261,172	$(2,330	)(1)	$258,842

Expenses (excluding interest):
Compensation and benefits	143,414	(330	)(2)	143,084		162,537	(3,632	)(3)	158,905
Non-compensation expenses	113,534	(24,084	)(4)	89,450		160,512	(80,842	)(5)	79,670
Total expenses (excluding interest)	256,948	(24,414)		232,534		323,049	(84,474)		238,575

(Loss)/income from continuing operations before income taxes	(53,353)	24,414		(28,939)		(61,877)	82,144		20,267
Provision for income taxes	24,602	(29,144	)(6)	(4,542)		2,207	5,928	(7)	8,135
Net (loss)/income from continuing operations	$(77,955)	$53,558		$(24,397)		$(64,084)	$76,216		$12,132

Earnings per share:
Diluted - continuing operations	$(0.66)			$(0.21	)(8)	$(0.52)			$0.09 (8)
As a percentage of net revenues:
Compensation and benefits	70.4%			70.3%		62.2%			61.4%
(Loss)/income from continuing operations before income taxes	(26.2)%			(14.2)%		(23.7)%			7.8%

(1)         Represents the bargain purchase gain related to the ClearPoint acquisition on January 3, 2011.

(2)         Represents severance expense recognized during the first quarter of 2012.

(3)         Includes (i) severance and stock-based compensation expense of $1.9 million related to the investment banking realignment, which resulted in the termination of 32 investment banking employees and certain administrative positions, and (ii) $1.7 million due to the resignation of the former interim CEO in the second quarter of 2011.

(4)         Represents the goodwill impairment charge recognized during the second quarter of  2012 of $21.1 million, as well as $3.0 million of legal, consulting and advisory fees incurred in connection with our strategic review process.

(5)         Includes goodwill and intangible impairment charges of $80.2 million and other non-compensation expenses of $0.6 million as a result of the investment banking realignment.

(6)         Represents the change in the valuation allowance on the Company’s deferred tax assets.

(7)         The effective income tax rate of 7.2% differs from the federal statutory rate of 35% primarily due to non-tax deductible goodwill, the non-taxable bargain purchase gain and state and local taxes.

(8)         Non-GAAP net (loss)/income from continuing operations divided by 119.0 million and 129.5 million dilutive shares for the year ended December 31, 2012 and 2011, respectively.

Reconciliation of GAAP to Non-GAAP Pre-Tax (Loss)/Income from Continuing Operations — by Segment

Three Months Ended December 31, 2012

Other
(In thousands)

Revenues - GAAP	$2,461
Expenses - GAAP	9,573
Adjustments	(703	)(1)
Expenses - non GAAP	8,870
Pre-tax loss from continuing operations - non GAAP	$(6,409)

Three Months Ended September 30, 2012

Credit Products			Other
(In thousands)			(in thousands)

Revenues - GAAP	$18,804		Revenues – GAAP	$1,185
Expenses - GAAP	14,865		Expenses – GAAP	11,181
Adjustments	1,320	(2)	Adjustments	(1,285	)(1)
Expenses - non GAAP	16,185		Expenses – non GAAP	9,896
Pre-tax income from continuing operations - non GAAP	$2,619		Pre-tax loss from continuing operations – non GAAP	$(8,711)

(1)         Represents legal, consulting and advisory fees incurred in connection with our strategic review process.

(2)         Represents the reversal of previously accrued severance expense (of which $1.0 million is non-cash stock-based compensation).

Reconciliation of GAAP to Non-GAAP Pre-Tax (Loss)/Income from Continuing Operations — by Segment (Continued)

Year Ended December 31, 2012

Credit Products			Other
(In thousands)			(In thousands)

Revenues - GAAP	$74,432		Revenues - GAAP	$7,709

Expenses - GAAP	70,692		Expenses - GAAP	63,614

Adjustments	(330	)(1)	Adjustments	(24,084	)(2)

Expenses - non GAAP	70,362		Expenses - non GAAP	39,530

Pre-tax income from continuing operations - non GAAP	$4,070		Pre-tax loss from continuing operations - non GAAP	$(31,821)

Year Ended December 31, 2011

Investment Banking			Other
(In thousands)			(In thousands)

Revenues - GAAP	$26,611		Revenues – GAAP	$12,724

Adjustments	—		Adjustments	(2,330	)(3)

Revenues - non GAAP	26,611		Revenues – non GAAP	10,394

Expenses - GAAP	24,321		Expenses – GAAP	116,063

Adjustments	(2,294	)(4)	Adjustments	(82,180	)(5)

Expenses - non GAAP	22,027		Expenses – non GAAP	(33,883)

Pre-tax loss from continuing operations - non GAAP	$4,584		Pre-tax loss from continuing operations – non GAAP	$(23,489)

(1)  Represents severance expense recognized during the first quarter of 2012.

(2)  Represents the goodwill impairment charge recognized during the three months ended June 30, 2012 of $21.1 million, as well as $3.0 million of legal, consulting and advisory fees incurred in connection with our strategic review process.

(3)  Represents the bargain purchase gain related to the ClearPoint acquisition on January 3, 2011.

(4)  Represents (i) severance and stock-based compensation expense of $1.9 million related to the investment banking realignment, which resulted in the termination of 32 investment banking employees and certain administrative positions, and also includes (ii) other non-compensation expenses of $0.4 million as a result of the investment banking realignment.

(5)  Includes (i) goodwill and intangible impairment charges of $80.2 million related to the investment banking realignment, (ii) $1.7 million due to the resignation of the former interim CEO in the second quarter of 2011 and (iii) other non-compensation expenses of $0.2 million in connection with the company-wide strategic review conducted in the third quarter of 2011.

Return on Tangible Equity — Annualized (Non-GAAP)

Presented below is information on the Company’s annualized return on average tangible stockholders’ equity (Non-GAAP):

	Three Months Ended					Years Ended
	December 31,		September 30,		December 31,	December 31,		December 31,
(Dollars in thousands)	2012		2012		2011	2012		2011
	(Unaudited)		(Unaudited)		(Unaudited)	(Unaudited)		(Unaudited)

Net (loss)/income from continuing operations	$(10,783	)(1)	$(2,821	)(1)	$1,765	$(24,397	)(1)	$12,132 (1)
Plus: Amortization of intangibles, net of tax	96		71		70	278		1,540
Net (loss)/income from continuing operations, adjusted (non-GAAP)	(10,687)		(2,750)		1,835	(24,119)		13,672
Net (loss)/income from continuing operations, adjusted (non-GAAP) - annualized	$(42,748)		$(11,000)		$7,340	$(24,119)		$13,672

Average total stockholders’ equity (GAAP)	$184,679		$190,333		$262,135	$215,356		$314,313
Less: Average intangible assets	(5,228)		(4,002)		(25,469)	(13,042)		(79,938)
Average tangible stockholders’ equity (non-GAAP)	$179,451		$186,331		$236,666	$202,314		$234,375
Annualized return on tangible equity (non-GAAP)	(23.8)%		(5.9)%		3.1%	(11.9)%		5.8%

Return on Average Stockholders’ Equity - Annualized (GAAP)

Presented below is information on the Company’s annualized return on average stockholders’ equity, which is the most directly comparable GAAP metric to the Non-GAAP metric above:

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,		December 31,
(Dollars in thousands)	2012	2012	2011	2012		2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)

Net (loss)/income from continuing operations	$(11,486)	$(2,801)	$1,765	$(77,955)		$(64,084)
Net (loss)/income from continuing operations - annualized	$(45,944)	$(11,204)	$7,060	$ NM	(2)	$ NM	(2)

Average total stockholders’ equity	$184,679	$190,333	$262,135	$215,356		$314,313
Annualized return on stockholders’ equity	(24.9)%	(5.9)%	2.7%	NM	(2)	NM	(2)

(1)  Designates non-GAAP financial results.  A reconciliation of the Company’s GAAP results to non-GAAP financial results is set forth above under the caption “Reconciliation of GAAP to Non-GAAP Income from Continuing Operations.”

(2)  Not meaningful

Summary Results of Operations

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except for per share amounts)	2012	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Principal transactions	$7,908	$15,652	$17,515	$52,771	$89,108
Commissions	18,240	17,830	20,581	71,418	71,347
Investment banking	12,765	1,996	3,345	30,553	33,069
Investment gains, net	1,077	163	457	1,233	2,996
Interest income	11,165	6,879	19,993	48,796	66,194
Gain from bargain purchase - ClearPoint Funding, Inc. acquisition	—	—	—	—	2,330
Fees and other	2,288	2,959	2,965	11,651	8,041
Total revenues	53,443	45,479	64,856	216,422	273,085
Interest expense	2,567	2,149	3,616	12,827	11,913
Net revenues	50,876	43,330	61,240	203,595	261,172
Non-interest expenses
Compensation and benefits	41,554	25,534	33,478	143,414	162,537
Impairment of goodwill and intangible assets	—	—	—	21,096	80,244
Clearing, settlement and brokerage	9,128	9,461	16,185	40,281	35,203
Communications and data processing	3,107	3,224	3,363	12,806	13,471
Professional fees	2,676	4,282	1,906	15,504	8,135
Occupancy, depreciation and amortization	2,272	2,277	2,344	8,919	8,455
Business development	897	823	1,137	3,719	4,620
Other	2,535	2,753	3,063	11,209	10,384
Total non-interest expenses	62,169	48,354	61,476	256,948	323,049
Loss from continuing operations before income taxes and discontinued operations	(11,293)	(5,024)	(236)	(53,353)	(61,877)
Income tax expense/(benefit)	193	(2,223)	(2,001)	24,602	2,207
(Loss)/income from continuing operations	(11,486)	(2,801)	1,765	(77,955)	(64,084)
Income/(loss) from discontinued operations, net of taxes	224	33	383	265	(18,040)
Net (loss)/income	$(11,262)	$(2,768)	$2,148	$(77,690)	$(82,124)

Earnings per share:
Basic (loss)/income per share
Continuing operations	$(0.10)	$(0.02)	$0.01	$(0.66)	$(0.52)
Discontinued operations	—	—	—	—	(0.15)
Net (loss)/income per share	$(0.10)	$(0.02)	$0.02	$(0.65)	$(0.67)

Diluted (loss)/income per share
Continuing operations	$(0.10)	$(0.02)	$0.01	$(0.66)	$(0.52)
Discontinued operations	—	—	—	—	(0.15)
Net (loss)/income per share	$(0.10)	$(0.02)	$0.02	$(0.65)	$(0.67)

Weighted average number of shares of common stock:
Basic	119,046	118,699	122,647	118,977	123,439
Diluted	119,046	118,699	127,696	118,977	123,439

Consolidated Statements of Financial Condition (Unaudited)

	December 31,	September 30,	December 31,
(In thousands, except for share and per share amounts)	2012	2012	2011
Assets:
Cash and cash equivalents	$44,868	$28,482	$36,672
Cash and securities segregated for regulatory and other purposes	13,000	4,000	9,612
Securities purchased under agreements to resell	—	132,608	1,523,227
Receivables from
Brokers, dealers and clearing organizations	12,824	125,008	58,776
Related parties	1,474	1,372	1,337
Others	12,563	10,029	16,161
Financial instruments owned, at fair value	1,096,181	1,100,731	1,554,660
Investments	20,478	19,253	18,310
Office equipment and leasehold improvements, net	5,311	5,726	6,735
Goodwill	1,212	—	21,096
Intangible assets	5,303	3,940	4,311
Income taxes receivable	7,394	4,807	12,102
Deferred tax assets, net	—	2,654	30,766
Other assets	9,030	9,106	9,791
Total Assets	$1,229,638	$1,447,716	$3,303,556
Liabilities and Stockholders’ Equity
Liabilities
Payables to:
Brokers, dealers and clearing organizations	$638,009	$791,172	$1,108,664
Related parties	2,944	594	4,939
Others	2,251	2,804	3,243
Securities sold under agreements to repurchase	159,386	103,562	1,478,081
Securities sold, but not yet purchased, at fair value	132,730	262,274	184,996
Secured borrowings	64,908	66,575	213,611
Accrued compensation	34,199	17,203	26,274
Accounts payable and accrued expenses	9,866	10,750	18,223
Income taxes payable	3,755	3,804	3,979
Deferred tax liabilities	—	—	1,622
Subordinated debt	595	595	801
Total Liabilities	1,048,643	1,259,333	3,044,433
Stockholders’ Equity
Common stock ($.01 par value; authorized 200,000,000 shares)	1,337	1,337	1,337
Additional paid-in capital	453,938	451,850	463,497
Deferred compensation	124	124	161
Accumulated deficit	(263,577)	(254,172)	(185,887)
Treasury stock, at cost	(10,827)	(10,756)	(19,985)
Total Stockholders’ Equity	180,995	188,383	259,123
Total Liabilities and Stockholders’ Equity	$1,229,638	$1,447,716	$3,303,556

Common stock (in shares)
Shares issued:	133,769,219	133,769,219	133,714,786
Shares outstanding:	124,440,655	124,570,033	120,883,601

Treasury stock (in shares):	9,328,564	9,199,186	12,831,185

Conference Call Information

The Company will hold a conference call today, February 15, 2013, at 8:30 A.M. (EST).  This event can be accessed on the Investor Relations portion of the Gleacher & Company website at www.gleacher.com, as well as through the Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password protected event management site.  To participate on the call, please dial 888.680.0869 (domestic) or 617.213.4854 (international), participant passcode 28016360, or request the Gleacher & Company earnings call.

Pre-registration is available at any time prior to and during the call, which provides immediate entry into the call.  Pre-registration can be accessed at the following website:

www.theconferencingservice.com/prereg/key.process?key=PARRDNEUV

For those who cannot listen to the live broadcast, a recording of the call will be available for seven days following the call by dialing 888.286.8010 (domestic) or 617.801.6888 (international), participant passcode 55469646.

About Gleacher & Company

Gleacher & Company, Inc. (Nasdaq: GLCH) is an independent investment bank that provides corporate and institutional clients with strategic and financial advisory services, including merger and acquisition, restructuring, recapitalization, and strategic alternative analysis, as well as capital raising, research based investment analysis, and securities brokerage services, and, through a subsidiary, engages in residential mortgage lending. For more information, please visit www.gleacher.com.

Forward Looking Statements

This press release contains “forward-looking statements.”  These statements are not historical facts but instead represent the Company’s belief or plans regarding future events, many of which are inherently uncertain and outside of the Company’s control.  The Company often, but not always, identifies forward-looking statements by using words or phrases such as “anticipate,” “estimate,” “plan,” “project,” “target,” “expect,” “continuing,” “ongoing,” “believe” and “intend.”  The Company’s forward-looking statements are based on facts as the Company understands them at the time the Company makes any such statement as well as estimates and judgments based on these facts.  The Company’s forward-looking statements may turn out to be inaccurate for a variety of reasons, many of which are outside of its control.   Factors that could render the Company’s forward-looking statements subsequently inaccurate include the conditions of the securities markets, generally, and demand for the Company’s services within those markets, the risk of further credit rating downgrades of the U.S. government by major credit rating agencies, the impact of international and domestic sovereign debt uncertainties, the possibilities of localized or global economic recession and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission.  Moreover, the Company’s previously disclosed strategic plan, which is designed to improve its operating results, is still being implemented. This plan may not be successful.  You are cautioned not to place undue reliance on these forward-looking statements.  The Company does not undertake to update any of its forward-looking statements.

For Additional Information Please Contact:

Investor Contact	Media Contact
Gleacher & Company, Inc.	Joele Frank, Wilkinson Brimmer Katcher
Thomas J. Hughes	Andrew Siegel / Nick Lamplough
Chief Executive Officer	212.355.4449
212.273.7100